Exhibit 10.3

Execution Version

FORTRESS CREDIT OPPORTUNITIES I LP

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

c/o Fortress Credit Corp.

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

November 18, 2015

Netlist, Inc.

51 Discovery, Suite 150

Irvine, CA 92618

Attn: Gail M. Sasaki, CFO

Email: gsasaki@netlist.com

PAYOFF LETTER

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement, dated as of July 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DRB CREDIT FUNDING LLC, a Delaware limited liability company (the “Initial Lender” and together with the other persons from time to time party to the Credit Agreement as lenders, including Fortress Credit Opportunities I LP (“FCO”) and Drawbridge Special Opportunities Fund LP (“Drawbridge”), collectively, “Lender”) and NETLIST, INC., a Delaware corporation (“Borrower”).  Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

We understand that, on or prior to the Payoff Expiration Time (as hereinafter defined), Borrower desires to repay in full all of the Obligations (including, without limitation, for principal, interest and fees, but excluding any prepayment premium required to be paid in accordance with Section 2.1.5 of the Credit Agreement or any early prepayment obligations in accordance with Section 1 of the Monetization Side Letter, which the parties acknowledge have not accrued, and any unasserted contingent indemnification Obligations) and, in connection therewith, terminate the Monetization Side Letter, the Credit Agreement and the other Loan Documents and Liens granted thereunder.

1.                                      This payoff letter (this “Payoff Letter”) confirms that upon:

(a)                                 receipt by FCO (as representative for each lender party to the Credit Agreement and Drawbridge in its capacity under the Monetization Side Letter) no later than 12:00 noon (New York city time) on November 23, 2015 (such time and date, the “Payoff Expiration Time”) of:

  (i)                                                  a wire transfer of immediately available funds in the aggregate amount of $8,136,608.82 plus the aggregate amount, if any, of Per Diem (as hereinafter defined) (the sum of such amounts, the “Payoff Amount”), consisting of:

(1)                                 $6,988,692.26  in respect of the principal amount of Obligations outstanding under the Credit Agreement (assuming no further loans or repayments are made);

(2)                                 $147,916.56 in respect of accrued and unpaid interest on such outstanding principal amount, assuming no changes in applicable interest rates and no changes in such outstanding principal amount (the per diem accrual of such interest being $2,135.43 per day (the “Per Diem”) for each day or portion thereof that elapses after the date first written above before Lender receives payment in full in immediately available funds of the Payoff Amount); and

(3)                                 $1,000,000, which is consideration for the early termination of the Monetization Side Letter and the release of the Borrower from its obligations thereunder (except to the extent set forth herein);

 (ii)                                                  a fully-executed counterpart of this Payoff Letter signed by Borrower;

(iii)                                                  a fully executed Amendment No. 1 to Stock Purchase Warrant, dated as of the Payoff Date, by and between Netlist, Inc., a Delaware corporation (“Netlist”) and Drawbridge, which amends that certain Stock Purchase Warrant (Certificate No. W-2) issued by Netlist to Drawbridge as of July 18, 2013 in the form attached hereto as Exhibit A; and

(iv)                                                 a fully executed Stock Purchase Warrant, dated as of the Payoff Date, by and between Netlist and CF DB EZ LLC, a Delaware limited liability company, or its registered assigns (Certificate No. W-3) issued by Netlist to CF DB EZ LLC as of the Payoff Date in the form attached hereto as Exhibit B; and

(b)                                 receipt by Kirkland & Ellis LLP of $31,514.17 (the “Legal Expense Payment”) in respect of the unpaid legal fees and expenses of Lender, which are payable in connection with the Monetization Side Letter, the Warrant Documents, Loan Documents and/or this Payoff Letter (the first date on which all of the conditions set forth in Section 1(a) and this Section 1(b) are satisfied, the “Payoff Date”);

all of the Obligations (and any guarantees thereof by any Person) (other than unasserted contingent indemnification Obligations) and all of the Borrower’s obligations under the Monetization Side Letter (the “Monetization Obligations”) shall be satisfied in full and terminate; all obligations, duties and responsibilities of Lender and/or Drawbridge in connection with the Monetization Side Letter, the Credit Agreement and all other Loan Documents shall automatically terminate; the Monetization Side Letter, the Credit Agreement and all other Loan Documents shall be terminated and of no further force and effect; and all Liens granted or created thereunder shall be deemed to be released and terminated; provided, however, that (1) any provision of the Monetization Side Letter, the Credit Agreement or any other Loan Document that by its terms expressly survives termination shall remain in full force and effect (including, without limitation, Borrower’s Obligations to indemnify each Indemnitee under Section 12.3 of the Credit Agreement and corresponding obligations under Section 11(c) of the Monetization Side Letter, in each case, to the extent such obligations survive the termination of the Credit Agreement and to reimburse Lender and/or Drawbridge for fees and expenses owed to Lender pursuant to the Credit Agreement), and Section 11 of the Credit Agreement and Section 10 of the Monetization Side Letter relating to governing law, consent to jurisdiction and jury trial waiver shall remain in full force and effect, (2) to the extent that any payments or proceeds (or any portion thereof) received by Lender are subsequently set aside, required to be repaid or asserted, invalidated or declared to be void or voidable, in each case, under any state or federal law relating to creditors’ rights (including, without limitation, provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property), and/or Lender and/or Drawbridge is required to repay or restore any payment made

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to Lender and/or Drawbridge (in whole or in part) to a trustee, receiver or any other party under any Debtor Relief Law, other applicable law or equitable cause, then the liability of the Borrower with respect thereto (and as to all reasonable costs, expenses, and attorneys’ fees of Lender related thereto) shall immediately and automatically be revived, reinstated, and restored and shall exist as though such payment or proceeds had never been made or received, and the Obligations, the Monetization Obligations and other Indebtedness of the Borrower to Lender and/or Drawbridge, or part thereof, which were or was intended to be satisfied by any such payment or proceeds shall immediately and automatically be revived and continue to be in full force and effect as if the payment or proceeds had never been received by Lender and or Drawbridge, as applicable, and this Payoff Letter shall in no way impair the claims of Lender with respect to the revived Obligations, the Monetization Obligations or other Indebtedness of the Borrower to Lender and/or Drawbridge (or as to all reasonable costs, expenses, and attorneys’ fees of Lender and/or Drawbridge related thereto).  If the assumptions contained herein regarding the calculation of each of the components of the Payoff Amount are not correct, we will advise Borrower in writing on or before the Payoff Expiration Time, of the adjusted figure for the Payoff Amount, reflecting the appropriate changes in the amounts of principal, interest, fees and other amounts.

2.                                      Borrower shall transfer the Payoff Amount, by wire transfer of immediately available funds, for receipt on the Payoff Date, using the following wire instructions:

Bank:	US Bank N.A.
FFC	710254
ABA Number:	091 000 022
Account Number:	104790894125
Account Name:	Fortress Credit Opportunities I LP / FORT0401
Reference:	Netlist / Fortress Credit Opportunities I, LP
Attention:	Myra Ilagan / FORT0401

3.                                      Borrower shall transfer the Legal Expense Payment to Citibank, 227 W. Monroe Street, Suite 200, Chicago, IL 60606, ABA No. 271070801, SWIFT Address: CITIUS33 (if wire transfer is from a non U.S. bank), Account No. 800418399, Account Name: Kirkland & Ellis LLP, reference: 41152-59, Attention: David Nemecek, by wire transfer of immediately available funds.

4.                                      Lender, on the Payoff Date, (a) authorizes Borrower or its designee to prepare and file any UCC termination statements and other filings necessary to terminate any and all UCC financing statements previously filed by Lender with respect to the Obligations, and (b) agrees to, at Borrower’s expense (including attorneys’ fees and expenses), execute and deliver any lien releases, mortgage releases, discharges of security interests, and other similar discharge or release documents (in recordable form if applicable) as Borrower may reasonably request to effectuate the termination and release of the security interests and liens securing the Obligations.

5.                                      Lender will, as promptly as practicable after the Payoff Date, all at the expense of Borrower (including attorneys’ fees and expenses), return to Borrower, at the address for Borrower set forth on the first page of this Payoff Letter or as otherwise directed by Borrower, the originals of any and all promissory notes previously delivered to Lender in connection with the Credit Agreement, if any, duly marked “paid in full” or “cancelled” (or with written authorizations to so mark such documents after the Payoff Date actually occurs) as may be appropriate, and any and all stock certificates, stock powers, or other investment property and all negotiable instruments, as well as any other possessory collateral, in each case, that are in its possession or control, or, in lieu thereof, a certificate or affidavit confirming that such items are lost.

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6.                                      Borrower, for itself and on behalf of its successors, assigns, officers, directors, employees, limited partners, general partners, investors, attorneys, subsidiaries, shareholders, trustees, agents, and other professionals, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises, and forever discharges Lender, Drawbridge and each Related Person of any of the foregoing Persons, together with each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, consultants, experts, advisors, shareholders, trustees, agents, and other professionals (and all other Persons to whom any of the foregoing would be liable if such Persons were found to be liable to Borrower) (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, demands, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, held in a personal or representative capacity, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, that Borrower ever had from the beginning of the world, now has or might hereafter have against any such Releasee, which Claims relate, directly or indirectly, to any act or omission by any Releasee that occurred on or prior to the date of this Payoff Letter and relate, directly or indirectly, to the Warrants, Monetization Side Letter, the Credit Agreement, any other Loan Document, or any acts or omissions of any such Releasee in connection with, as a result of, arising out of, related to, or with respect to the Monetization Side Letter, the Credit Agreement or any other Loan Document, or to the lender-borrower relationship or the debtor-creditor relationship evidenced by any of the Loan Documents or the Monetization Side Letter, except for the duties and obligations set forth in this Payoff Letter.  As to each and every Claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law (including, without limitation, the laws of the State of New York), if any, pertaining to general releases after having been advised by legal counsel to Borrower with respect thereto.  Borrower hereby agrees and acknowledges that the foregoing waiver was separately bargained for.  This waiver is an essential term of this Payoff Letter, without which Lender would not have agreed to execute this Payoff Letter.  The release contained herein and the related provisions shall survive the termination of the Credit Agreement and payment in full of the Lender Obligations.

Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this Payoff Letter shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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Borrower hereby agrees, represents, and warrants that (a) such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Claims released pursuant to this Section 6; (b) this Payoff Letter has been entered into without force or duress and of the free will of Borrower, the decision of such undersigned to enter into this Payoff Letter is a fully informed decision and such undersigned is aware of all legal and other ramifications of each such decision; and (c) Borrower has read and understands this Payoff Letter (including, without limitation, the release granted in this Section 6), has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Payoff Letter, has read this Payoff Letter in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

The release contained herein and the related provisions shall survive the termination of the Credit Agreement and payment in full of the Obligations and the Monetization Obligations.

7.                                      Borrower acknowledges that the amounts referred to in Section 1 above are enforceable obligations of it owed to Lender pursuant to the provisions of the Monetization Side Letter, the Credit Agreement, the other Loan Documents and this Payoff Letter and confirms its agreement to the terms and provisions of this Payoff Letter by returning to Lender a signed counterpart of this Payoff Letter.  Borrower hereby represents and warrants that, as of the date of this payoff letter and as of the Payoff Effective Time, it is not party to any contract, agreement or any document giving rise to any contractual obligation, nor is it subject to any other prohibition (whether contractual or otherwise (including any prohibition by any Governmental Authority or arising out of any Requirement of Law)), which would, in either case, prohibit or purport to prohibit any of the payments contemplated by Section 1 hereof.

8.                                      This Payoff Letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Payoff Letter by signing any such counterpart.  Delivery of an executed counterpart of this Payoff Letter by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart.  Any party delivering an executed counterpart of this Payoff Letter by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Payoff Letter.

9.                                      This Payoff Letter shall be determined under, governed by, and construed and enforced in accordance with, the laws of the State of New York.  Whenever possible, each provision of this Payoff Letter shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Payoff Letter shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Payoff Letter.

10.                               This is the entire agreement between the parties with respect to the subject matter of this Payoff Letter.  There are no other agreements or understandings, written or oral, express or implied.

11.                               Neither this Payoff Letter nor any uncertainty or ambiguity herein shall be construed against Lender or the Borrower, whether under any rule of construction or otherwise.  On the contrary, this Payoff Letter has been reviewed by all of the parties to this Payoff Letter and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

[signature pages follow]

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Very truly yours,

FORTRESS CREDIT OPPORTUNITIES I LP, a Delaware limited partnership

By: Fortress Credit Opportunities I GP LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Mark K. Furstein
Name:	Mark K. Furstein
Title:	Chief Operating Officer

Drawbridge Special Opportunities Fund LP

By: Drawbridge Special Opportunities GP LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Mark K. Furstein
Name:	Mark K. Furstein
Title:	Chief Operating Officer

[SIGNATURE PAGE TO PAYOFF LETTE

ACKNOWLEDGED, ACCEPTED and AGREED to by the undersigned as of the date first written above:

NETLIST, INC.,
a Delaware corporation,
as Borrower

By:	/s/ Gail Sasaki
Name:	Gail Sasaki
Title:	VP, CFO, Secretary

[SIGNATURE PAGE TO PAYOFF LETTER]

Exhibit A: Amendment No. 1 to Stock Purchase Warrant

[See attached]

Exhibit B: Stock Purchase Warrant

[See attached]